Exhibit 10.2

LPL FINANCIAL HOLDINGS INC.
Non-Employee Director Compensation Policy
Annual Cash Retainers

•	All non-employee directors receive a $65,000 annual retainer, paid quarterly.

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The Audit Committee Chairperson receives an additional $20,000 as part of his or her annual retainer; each other member of the Audit Committee receives an additional $10,000 as part of his or her annual retainer.

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The Compensation and Human Resources Committee Chairperson receives an additional $15,000 as part of his or her annual retainer; each other member of the Compensation and Human Resources Committee receives an additional $7,500 as part of his or her annual retainer.

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The Nominating and Governance Committee Chairperson receives an additional $10,000 as part of his or her annual retainer; each other member of the Nominating and Governance Committee receives an additional $5,000 as part of his or her annual retainer.

•	The Lead Director receives an additional $15,000 as part of his or her annual retainer.

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A non-employee director will be entitled to receive a pro-rated annual retainer (including fees for committee service) for the quarter in which he or she was initially elected to the Board of Directors, calculated based on the number of days that have elapsed since the beginning of such quarter.

Equity Grants
Under the 2010 Omnibus Equity Incentive Plan, the Company grants to each non-employee director of the Company:

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Restricted shares of the Company’s common stock (the “Common Stock”) with a value of $130,000 (based on the closing price of shares of the Common Stock on the grant date) on the next business day following the Company’s annual meeting of stockholders, such restricted shares to vest in full on the second anniversary of the grant date (the “Annual Grant”).

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Upon a non-employee director’s initial election to the Board of Directors, a pro-rated Annual Grant calculated based on the number of days that have elapsed since the most recent annual meeting of stockholders, such restricted shares to vest in full on the second anniversary of the grant date. In the discretion of the Board of Directors, the grant date of such pro-rated Annual Grant may be delayed until the next open trading window under the Company’s insider trading policy then in effect.

Effective as of May 8, 2014